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                                                        Exhibit 10.04

                         EMPRESAS PUBLICAS DE MEDELLIN

CONTRACT 4/DJ-1137/25
INTERCONNECTION AGREEMENT SIGNED BETWEEN EMPRESAS PUBLICAS DE MEDELLIN AND COMPANIA OCCIDENTE Y CARIBE - CELULAR S.A. - OCCEL S.A.

Between the undersigned, GILBERTO IGNACIO ECHEVERRI MEJIA, of legal age, resident of Medellin (Antioquis), with citizens card number 3.302.711, issued in Medellin, who is acting as the President and Legal Representative of the commercial corporation OCCIDENTE Y CARIBE CELULAR, S.A. - OCCEL S.A. - a corporation domiciled in Pereira, established by means of Public Instrument No. 000378 of February 14, 1992, issued by the sole Notary of Soledad (Altantico), which shall be referred to hereinafter as OCCEL, S.A. on one part, and on the other part DIEGO URIBE URIBE, resident of Medellin, identified with citizens card number 8.301.965 of Medellin, who is acting as the General Manager and
Legal Representative of EMPRESAS PUBLICAS DE MEDELLIN, Public Entity of
Municipal order, created by means of Resolution No. 58 of 1995 of the Administrative Council of Medellin, which hereinafter will be referred to as
LAS EMPRESAS, this agreement for access and use of the Public Switched
Telephone Network and the Cellular Mobile Telephone Network is concluded, in conformity with the legal provisions in force, subject to the following considerations and definitions: FIRST. OCCEL S.A. is the awardee of the concession which has as its object the rendering of a Cellular Mobile Telephone Service on the "A" network in the Western region of Colombia pursuant to agreement 000005/94 concluded with the Ministry of Communications on March 28, 1994. SECOND. The Law 37 of 1993 and the Decree 741 of the same year authorized the provisions which regulate the relationships of interconnection, access and usage between the PSTN and CTN networks already established in the country. THIRD. By means of Resolution 002 of October 13 and 004 of October
28, 1993, the Telecommunications Regulatory Commission, established the interconnection charges for the first year of operation and determined the mechanisms for review thereof, upon the conclusion of that year, and established the principles of pricing for the rendering of the mobile telephone service. FOURTH. ABBREVIATIONS USED: C.T.N.: means the cellular mobile telephone network. P.S.T.N.: means the public switched telephone network.
M.S.C.: means the mobile switching center of the cellular mobile telephone network. The contract shall be governed by the following clauses: FIRST
CLAUSE - OBJECT: The object of this agreement is to establish the provisions which regulate the access and use of the P.S.T.N. of LAS EMPRESAS and the
C.T.N. of OCCEL S.A. SECOND CLAUSE - OBLIGATIONS: LAS EMPRESAS engage: 1.1 to install and make available the infrastructure for the interconnection of the equipment of the cellular mobile telephone network of OCCEL S.A. with the telephone network of LAS EMPRESAS. In addition, it engages to acquire, install, maintain, operate, preserve and replace the equipment and elements required in its network in order to guarantee the traffic to be transmitted between the two networks, in accordance with the provisions of law 37 of
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1993 and Decree 741 of the same year, and with the quality that generates a loss of calls with automatic access not to exceed one (1%) percent of the traffic which is agreed upon in the development of this contract.  1.2 To permit its subscribers to have access to the cellular mobile telephone service of OCCEL S.A., as well as to the new services rendered to third parties through its cellular telephone network, in accordance with the provisions of the Law.
1.3 To perform the tests destined to verify the quality of the interconnection service, perform maintenance and provide test numbers to OCCEL S.A. The quantity and the time period for utilization of these numbers shall be agreed upon between the parties, by the executives designated for that purpose. 1.4
To perform measurements of traffic and grade of service on the interconnection circuits between the networks, in order to correct deficiencies of service and make timely plans with regard to increases of interconnection capacity. LAS EMPRESAS shall O.S.C. verify the communications quality level between the two networks with the necessary regularity and shall inform OCCEL S.A. thereof, together with the damage which has occurred and which may require its intervention. 1.5 To adopt all measures in order to prevent fraud and generation of inconsistencies.  1.6 To repair, within the terms and conditions established agreed upon, the failures reported by OCCEL S.A.  1.7
Not to conduct or develop practices which discriminate against OCCEL S.A., in accordance with the law. 1.8 To bill its subscribers for the charges incurred for calls which the consumers of its network originate to the network of OCCEL S.A.  The list of calls shall be that which is received from OCCEL S.A. on magnetic tape or any other media agreed upon by the parties, which must comply with the specifications of the billing procedure.
The information received may be verified by LAS EMPRESAS.  The bill shall contain the information specified in the respective procedure.  1.9 To rebill the subscribers for the amounts not paid in due time, in accordance with the provisions of the law and with the internal procedures of LAS EMPRESAS. 1.10
To pay and to bill its subscribers for interest on late payments, by month or fraction of the month, pertaining to amounts corresponding to OCCEL S.A. that have not been collected within time limits stipulated on the bill, at the indicated interest rate, in accordance with the law and with the internal procedures of LAS EMPRESAS. OCCEL S.A. shall supply LAS EMPRESAS with the legal documents upon which the collection of such interest and the authorized rate are based. 1.11 To submit to OCCEL S.A. on a monthly basis a statement of the subscribers whose debts have been established as past due, in accordance with the law and the regulations. The amounts not collected are debts of the subscribers of LAS EMPRESAS to OCCEL S.A. for which the latter are not liable. LAS EMPRESAS shall suspend access to the cellular mobile telephone network of OCCEL S.A. for the subscribers as requested by the latter by means of a written report, provided that this is technically possible and does not affect the access to other networks, unless express authorization is given by the other operators which could be affected. 1.12 To preserve the confidentiality of the information pertaining to OCCEL S.A. in accordance with the provisions of the National Constitution and the law; not, in no
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case shall it supply this information at its own initiative. 1.13 To effect the collection of the amounts billed for the calls originated by the subscribers of LAS EMPRESAS to the cellular network of OCCEL S.A. 1.14 To accept partial payments of its bills, only at the petition of the user and in accordance with the law and the regulations. LAS EMPRESAS shall only accept payment facilities and discounts on the accounts of its subscribers relating to OCCEL S.A. when the latter grants express authorization therefore, by means of a discount note and procedure which shall be agreed upon by the parties. 1.15 To deliver to OCCEL S.A. the sum collected within the first fifteen (15) days of each month, no later than the 10th day of the subsequent month, and the amount collected between the 16th and the last day of the month, no later than the 25th day of the subsequent month. From these amounts LAS EMPRESAS shall effect the deduction specified in subsection 2.7 of this clause. 1.16 To submit to OCCEL S.A. a collection note for the amount corresponding to the minutes used on its networks, in accordance with the provisions of the law, payable on the 30th day of the month subsequent to the submission of the collection note. 1.17 To credit and pay OCCEL S.A. interest on default at a rate equivalent to the maximum permitted by law for similar commercial transactions, monthly or proportionately to the days which have elapsed from the maturity date until the date of payment, for the past due payment of that which is stipulated in subsection 1.15 of this clause. 1.18 To inform its subscribers that the claims relating to the billing of the calls to the cellular network of OCCEL S.A. shall be handled by the latter at its own installations, for which LAS EMPRESAS shall grant to OCCEL S.A. all necessary technical support. In the claims which merit this, LAS EMPRESAS and OCCEL S.A. shall conduct the pertinent investigations, shall provide each other with technical and operative support and shall share all information necessary. In any case, the liability for the aforementioned claims shall not be borne by LAS EMPRESAS. 1.19 To be liable for the costs of repair of the damage caused to OCCEL S.A. and the damage resulting therefore, provided that such damage is imputable to LAS EMPRESAS or to its contractors in the execution of a contract for same. 1.20 To provide OCCEL S.A. with the documents which it requires and which are within the documents which it requires and which are within the scope of LAS EMPRESAS, in order that OCCEL S.A. may take measures on its own behalf for the collection of the past due portfolio.
1.21 To provide OCCEL S.A. with the detailed information to permit the latter to determine which of the subscribers of LAS EMPRESAS did not pay the amounts billed for the use of the CTN of OCCEL S.A. and the amount owed by each of them. The information shall be supplied, at minimum, two (2) times per month on the dates determined by the executives responsible for the management of the contract. 2. OCCEL S.A. engages: 2.1. its subscribers to access the PSTN of LAS EMPRESAS, as well as the new services which are rendered to third parties by means of the network of the latter. 2.2. To acquire, install, maintain, operate, conserve and replace the required devices and elements in its PSTN in order to comply with the management specifications set forth in subsection 1.1 of this clause.
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2.3 To perform tests in order to verify the quality of service of the interconnection, to conduct the maintenance programs and to provide LAS EMPRESAS with test numbers. The quantity and time for utilization of these numbers will be agreed upon by the parties, through the executives designated for this purpose. The tests may be conducted jointly, according to the schedule established by mutual agreement. 2.4 To conduct measurements of traffic and grade of service of the interconnection circuits between the networks, for the purpose of correcting deficiencies and making timely plans for the increase of interconnection capacity. OCCEL S.A. shall verify the communications quality level between the two networks with the necessary regularity and shall inform
LAS EMPRESAS of the damage which has occurred and which may require its intervention. 2.5 to attend in a timely manner to the failures reported by LAS EMPRESAS in the incoming and outgoing links. 2.6 To deliver to LAS
EMPRESAS detailed information for the billing of the calls originated by its subscribers. The aforementioned information shall be delivered for monthly periods, on the 15th of each month or on the date indicated for this purpose by LAS EMPRESAS, in accordance with its billing cycle, which shall be reported to OCCEL S.A. no less than one month in advance. In the event of a delay on the part of OCCEL S.A. IN THE DELIVERY OF THIS INFORMATION, LAS EMPRESAS shall only effect the respective billing in the billing cycle subsequent to that in which they receive the aforementioned information and the liability originating from such delay shall be exclusively of OCCEL S.A. 2.7 To pay LAS EMPRESAS for the administrative costs of billing and collection, the sum of FIFTY COLOMBIAN PESOS ($50.00) per monthly bill issued and empower LAS EMPRESAS to deduct this amount from any payment order which they issue in favor of OCCEL S.A. The amount of such administrative costs shall be adjusted in the same percentage of increase of the minimum wage when this occurs, or in the event that the aforementioned costs increase, subject to the study thereof by LAS EMPRESAS, who shall inform OCCEL S.A. accordingly. 2.8 To supply LAS EMPRESAS with the information necessary for the verification of the crediting of the information necessary for the verification of the crediting of the charges for the use of the PSTN by the subscribers of OCCEL S.A. The aforementioned information shall be supplied according to the same specifications and schedule provided in subsections 1.8 and 2.6 of this clause. 2.9 To credit and pay to LAS EMPRESAS in the manner stipulated in subsection 1.16 of the second clause of this contract, the charges for the use of the PSTN which it owns, in accordance with the provisions of Law 37 and Decree 741 of 1993 and Resolutions Nos. 002 and 004 of the same year, of the Telecommunications Regulatory Commission, and the provisions which supplement, amend or supersede these. 2.10 To credit and pay to LAS EMPRESAS an interest on default equivalent to the maximum permitted by law for similar commercial transactions, monthly or proportionately to the days which have elapsed from the maturity date until the date of payment, for the untimely payment of that specified in subsection 1.16 of the present clause. 2.11 to pay the expenses for the use of the interconnection infrastructure owned by LAS EMPRESAS 2.12 To be liable for the costs for the repair of damage caused to LAS EMPRESAS and the damages resulting therefrom,
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provided that such damage is imputable to OCCEL S.A. or to its subcontractors in the performance of a contract therefor.  THIRD CLAUSE - MUTUAL OBLIGATIONS OF
PARTIES: 1. In order to efficiently manage all matters relating to this agreement, the parties engage that each shall designate a maximum of two executives, who shall be responsible for discussion, consultation, communication and resolution of the matters which require their intervention, making contacts with the areas involved. Each party shall inform the other of the change of the designated personnel, in order to avoid interruptions detrimental to the proper execution of the contract. These executives will meet as required, and among others, shall fulfill the following functions: 1.1 To maintain orderly and accurate documentation related to this agreement, recording, in chronological order, all of the information as to the events which are considered relevant, such as consultations, decisions, and solutions. 1.2 To establish and review the procedures relating, among other things, to interconnection, billing, collection, information, claims, reconcilement of balances and attention to failures or damage which occurs at the points of interconnection and in the transmission media. 1.3 To review and approve the semi-annual reconcilements by means of instruments, and monitoring of the amounts which appear pending reconcilement for various reasons. 1.4 To determine the origin of the inconsistencies, establish the mechanism to solve them and to present the technical and factual reports which are permitted to the parties, to establish the liability for the occurrence thereof. 1.5 To make the decision which may be necessary in order to maintain the grade of service according to the measurements which are made of the traffic. 1.6 To communicate to each other, immediately, the damage detected in the elements of the interconnection which require the intervention of either or both parties. In the events in which the damage affects the quality of service, the intervention of the parties or of the party requested to intervene must take place as soon as possible. 1.7 All other duties which may be necessary in order to guarantee the adequate execution of this contract. The decisions agreed upon by the parties must be recorded in writing. 1.8 To study the procedures and the classifications which permit access of the subscribers to the PSTN of LAS EMFRESAS to access the CTN of OCCEL S.A. 2. Based upon the dimensions of the interconnection, established by the demand and the projections therefor, the parties may sign the agreements necessary in order that one of them may obtain the supply of the necessary equipment and systems which the other party may have encountered difficulty in securing, for the required expansion of capacity. 3. To have qualified permanent staff available to attend and repair systems failures in the shortest possible time period. 4. All of the calls transmitted to the damage service system and between the test numbers previously established by the parties shall not originate expenses for either of them. 5. the signalling between the cellular mobile switching center of OCCEL S.A. and the centrals of LAS EMFRESAS which are interconnected, shall commence using signalling through the associated channel MFC-LME and shall change to signally through national standard common channel, within the term established by the

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Ministry of Communications, subject to the pertinent tests.  FOURTH CLAUSE -
EXEMPTION FROM LIABILITY AND CAUSE FOR TERMINATION OF THE CONTRACT Neither party shall be liable for the non-fulfillment of any contractual obligation caused by force majeure or inevitable accidental duly verified. If both parties consider such circumstances as obstructing the execution of the agreement for a term exceeding six (6) months, either party may terminate the agreement by written notice to the other party. FIFTH CLAUSE - REGULATIONS APPLICABLE TO THE INTERCONNECTION AND THE USE OF THE NETWORK The interconnection between the two networks shall be subject to the plans, regulations, definitions and standards of the Ministry of Communications, and in the absence thereof, upon the plans, definitions and standards of the International Telecommunications Union (ITU) and other international bodies of jurisdiction, in which Colombia forms a part of virtue of international agreements and covenants. SIXTH CLAUSE - SECURITY AND RELIABILITY. The parties should maintain the interconnection minimum levels of reliability in order to guarantee service continuity. The reliability shall be measured in terms of the time in which the interconnection is normally operating. The minimum reliability for the subscriber to interconnection equipment is 99.99% measured over a monthly period, which means that the total of system dropped times which affect the whole interconnection, should not be higher than 4.4 minutes/ month. The interconnection will have alternate routes as agreed upon by the parties. SEVENTH CLAUSE - RECIPROCAL REVIEW. Each party may conduct, directly or through a third party duly authorized therefore, the inspections which may be necessary in order to establish the accuracy of the accounts and the appropriateness of the procedures. The costs which are incurred for this shall be borne by the executing party. In order to conduct the indicated inspections, the party whose accounts and procedures are to be reviewed shall provide all necessary facilities. EIGHTH CLAUSE - LIABILITY IN THE EVENT OF INTERRUPTIONS. Neither of the parties shall be liable to the other for the loss of profits which may be incurred due to the interruption or failure of the interconnection or of the networks, nor shall either of them be permitted to grant guarantees to its customers to take action against the other party under these circumstances. NINTH CLAUSE - DURATION OF THE CONTRACT. This agreement has a duration of five (5) years from the date of its execution, and may be extended by one-year periods, as long as the parties do not issue notification to the contrary in writing within sixty (60) calendar days prior to its expiration or the expiration of the extension, for up to a maximum of ten (10) years. TENTH CLAUSE - AMENDMENTS TO THE AGREEMENT. The amendments which the parties agree to make to this agreement shall be made by means of bilateral amendment agreements. In the event that an agreement as to an amendment is not reached within the sixty (60) calendar days following the date on which one of the parties requested agreement as to such amendment, the parties request the intervention of the Telecommunications Regulatory Commission, and its decision shall be binding upon both parties. Until then, the conditions established in this contract shall remain in force. ELEVENTH CLAUSE - TERMINATION OF THE AGREEMENT.
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Causes for the termination of this agreement are:  1. The impossibility of fulfillment thereof due to inevitable accident or force majeure, during a period of exceeding six (6) months. 2. The termination of the contract of concession to OCCEL S.A. 3. The unilateral decision of LAS EMPRESAS to terminate the agreement in the following events: 3.1 When the demand for public service so requires or the situation of public order so demands. 3.2 Due to the dissolution of the legal entity OCCEL S.A. 3.3 Upon declaration of bankruptcy of OCCEL S.A. 3.4 In the event of suspension of payments, meeting of creditors or judicial embargoes of OCCEL S.A. which seriously impact the performance of the contract. TWELFTH - ASSIGNMENT OF THE CONTRACT. OCCEL S.A. may assign this contract only to a party who, in turn, is the assignee of its contract of concession of the mobile cellular telephone on network "A" for the Western region of Columbia and the conditions set forth herein shall remain in force with the new contracting party, except for the amendments agreed upon. THIRTEENTH CLAUSE - ANNULMENT OF THE CONTRACT. When any of the events specified in the eleventh clause of this contract takes place, the parties shall proceed with its annulment, by means of the reconcilement, determination and payment of the balances in favor of each of the parties and the removal of the equipment which each party has in the installations of the other. The aforementioned shall be recorded in an annulment and equipment removal agreement which must be signed by the parties, within a term not to exceed three months from the occurrence of the event which gave rise to the termination of the contract. FOURTEENTH CLAUSE - SOLUTION OF CONTROVERSIES:
Any dispute which may arise between the parties as to the execution, termination or annulment of this agreement and its extensions, which can neither be resolved directly between the parties nor falls within the jurisdiction of the Telecommunications Regulatory Commission shall be subject to the decision of a Court of Arbitration. The Court shall be composed of 3 members and its decision shall be according to the law. The method of appointment and its operation shall be subject to the legal provisions in force. The Court shall operate in the City of Medellin. FIFTEENTH CLAUSE - FORMALIZATION. This agreement shall be formalized with the signature of the parties. SIXTEENTH CLAUSE - PUBLICATION. This agreement must be published in the Municipal Newspaper at the expense of OCCEL S.A. and this requirement shall be understood to be fulfilled by the payment of the corresponding fees. SEVENTEENTH CLAUSE - LEGAL EXPENSES. The expenses for the legalization of the contract shall be assumed by OCCEL S.A. In view of the fact that LAS EMPRESAS is a public establishment of municipal nature, it is exempt from the payment of the stamp tax; in accordance with articles 532 and 533 of the Tax Law, OCCEL S.A. is responsible for the payment of the amount indicated for contracts of indeterminate value. EIGHTEENTH CLAUSE - DISABILITIES AND INCOMPATIBILITIES. In this agreement, there is no application of the disabilities and incompatibilities established in Law 80 of 1993, in view of the fact that in accordance with article tenth thereof, these do not apply when a contract is made according to legal obligation, as in the present case. In testimony whereof, this agreement is signed in the city of Medellin,
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by LAS EMPRESAS on August 8, 1994 and by OCCEL S.A. on August 5, 1994.

LAS EMPRESAS,                   DIEGO URIBE URIBE
                                GENERAL MANAGER
                                (signature)

OCCEL S.A.,                     GILBERTO IGNACIO ECHEVERRI MEJIA
                                PRESIDENT
                                (signature)
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I certify that the translations into English of exhibits 3.01, 10.03, 10.04,
10.05, 10.06, 10.07, 10.08, 10.09, and 10.10 to the Registration Statement on
F-4 of Occidente y Caribe Celular S.A. are fair and accurate.


/s/ Alvaro H. Munoz R.
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Name

Finance Vice-president
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Title

August 5, 1996
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Date